CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Supreme Hospitality on Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Thomas John Cloud, Jr., Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Supreme Hospitality

By/s/ Thomas John Cloud, Jr.

Thomas John Cloud, Jr.

President and CEO

November 13, 2002

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Supreme Hospitality on Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Robert Joseph Wilson, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(3)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(4)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Supreme Hospitality

By/s/ Robert Joseph Wilson

Robert Joseph Wilson

Secretary/Treasurer and CFO

November 13, 2002